UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 28, 2019
Date of Report (date of earliest event reported)

COPART INC
(Exact name of registrant as specified in its charter)

Delaware		000-23255		94-2867490
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

14185 Dallas Parkway	Suite 300	Dallas	Texas	75254
				(Zip Code)
(972) 391-5000
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CPRT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

INFORMATION INCLUDED IN THIS REPORT
Section 5 — Corporate Governance & Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 28, 2019, the Compensation Committee of our Board of Directors reviewed the executive compensation arrangements with our current executive officers, consisting of A. Jayson Adair, our Chief Executive Officer, and Jeffrey Liaw, our President and Chief Financial Officer, and approved changes in the executive compensation of Mr. Liaw, including (1) confirmation of Mr. Liaw's fiscal 2020 base salary, and (ii) the payment of a cash bonus to Mr. Liaw for the fiscal year ended July 31, 2019.

Following is a summary of (i) the annual base salaries for fiscal 2020 for Messrs.. Adair and Liaw, and (ii) the payments made, or to be made, to Mr. Liaw for his fiscal 2019 cash bonus (as determined by reference to our fiscal year ended July 31, 2019):

Name	Position	Annual Base Salary (Fiscal 2020)		Cash Bonus Amount (Fiscal 2019)
A. Jayson Adair	Chief Executive Officer	$1	(1)	$—
Jeffrey Liaw	President and Chief Financial Officer	$650,000	(2)	$330,000

(1)
Represents no change in annual base salary from fiscal 2019 base salary. Although our Compensation Committee has met to discuss potential new compensation arrangements for Mr. Adair, no decision has yet been made. Any new compensation arrangements with Mr. Adair will be disclosed in a subsequent 8-K filing.

(2)	Represents an increase of approximately 90% in annual base base salary, effective as of September 3, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 1, 2019                 COPART, INC.

By:	/s/ Gregory R. DePasquale
Gregory R. DePasquale
Senior Vice President, General Counsel & Secretary